Exhibit 99.1

FOR IMMEDIATE RELEASE

Catalyst Pharmaceuticals Announces Third Quarter 2014 Financial Results

CORAL GABLES, FL, November 14, 2014 — Catalyst Pharmaceutical Partners, Inc. (Catalyst Pharmaceuticals) (Nasdaq: CPRX), a biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating diseases, today reported financial results for the third quarter and nine months ended September 30, 2014.

“With the announcement of the positive results from our pivotal Phase 3 trial of Firdapse™ in LEMS, the third quarter was truly transformative for Catalyst as it puts us on a pathway to initiate our NDA filing next year,” said Patrick J. McEnany, Chairman and Chief Executive Officer of Catalyst. “We are committed to the LEMS patient community, currently suffering with this debilitating disease, and will be launching our expanded access program shortly. With our recent Industry Forum at the AANEM conference, we’ve seen enthusiastic support from the physician KOL’s, as we continue to expand our pre-commercial activities, raising awareness of LEMS and Firdapse™”.

Recent Highlights

•	Positive top-line phase 3 data from Firdapse™ in patients with Lambert-Eaton Myasthenic Syndrome (LEMS)

•	Presentation of top-line safety and efficacy results from the Phase 3 Firdapse™ trial at the 139th Annual Meeting of the American Neurological Association

•	Held an Industry Forum at the 61st Annual Meeting of the American Association of Neuromuscular and Electrodiagnostic Medicine (AANEM)

•	Initiation of Phase 1b safety and tolerance study for CPP-115, a novel GABA aminotransferase (GABA-AT) inhibitor

•	Appointment of David D. Muth to EVP, Corporate Development

•	Appointment of David J. Caponera as VP Patient Advocacy and Reimbursement

Upcoming Milestones

•	Launch of Firdapse™ expanded access program in November 2014

•	Top-line results from Tourette’s Disorder Phase I/II investigator sponsored study

•	Initiate Firdapse™ rolling NDA Submission

•	Exploration of additional indications for Firdapse™ including Congenital Myasthenic Syndrome and downbeat nystagmus.

Financial Results

For the quarter ended September 30, 2014, Catalyst reported a GAAP net loss of $5,009,892, or $0.07 per basic and diluted share, compared to a GAAP net loss of $5,912,059, or $0.13 per basic and diluted share, for the same period in 2013. Excluding non-cash expense of $906,787 attributable to the change in fair value of liability-classified warrants, Non-GAAP1 net loss was $4,103,105 or $0.06 per share for the third quarter of 2014. In comparison, Non-GAAP1 net loss for the third quarter of 2013 was $3,235,458, or $0.07 per share, which excludes non-cash expense of $2,676,601 attributable to the change in fair value of liability-classified warrants.

For the nine months ended September 30, 2014, Catalyst reported a GAAP net loss of $12,019,031, or $0.19 per basic and diluted share, compared to a GAAP net loss of $10,799,938, or $0.25 per basic and diluted share, for the same period in 2013. Excluding non-cash expense of $1,465,892 attributable to the change in fair value of liability-classified warrants, Non-GAAP1 net loss was $10,553,139 or $0.17 per share for the nine months ended September 30, 2014. In comparison, Non-GAAP1 net loss for the nine months ended September 30, 2013 was $7,579,424, or $0.18 per share, which excludes non-cash expense of $3,220,514 attributable to the change in fair value of liability-classified warrants.

Research and development expenses for the third quarter of 2014 were $2,885,892, compared to $2,804,352 in the third quarter of 2013. For the nine months ended September 30, 2014, research and development expenses were $7,733,533, compared to $6,028,691 in the comparable period of 2013. Research and development expenses for the nine months ended September 30, 2014 increased when compared to the same period in 2013 as Catalyst continued its ongoing Phase 3 trial evaluating Firdapse™ for the treatment of LEMS and its other clinical trials and studies of Firdapse™. Catalyst expects that research and development expenses will continue to be substantial during 2014 as a result of ongoing development projects for both Firdapse™ and CPP-115.

General and administrative expenses for the third quarter of 2014 totaled $1,223,137, compared to $441,424 in the third quarter of 2013. For the nine months ended September 30, 2014, general and administrative expenses totaled $2,874,034, compared to $1,576,044 in the same period in 2013. The increase in general and administrative expenses is primarily due to an increase in non-cash stock based compensation due to timing of option awards, and consulting and marketing fees incurred in connection with the early stages of pre-commercial activities for Firdapse™.

As a development-stage biopharmaceutical company, Catalyst had no revenues in either the third quarter of 2014 or the first nine months of 2014.

At September 30, 2014, Catalyst had cash and cash equivalents, certificates of deposit and short-term investments of $41.4 million and no debt. Catalyst believes that its existing resources will be sufficient to support its currently anticipated operations through 2015.

[1]	Statements made in this press release include a non-GAAP financial measure. Such information is provided as additional information and not as an alternative to Catalyst’s financial statements presented in accordance with U.S generally accepted accounting principles (GAAP). This non-GAAP financial measure is intended to enhance an overall understanding of Catalyst’s current financial performance. Catalyst believes that the non-GAAP financial measure presented in this press release provides investors and prospective investors with an alternative method for assessing Catalyst’s operating results in a manner that Catalyst believes is focused on the performance of ongoing operations and provides a more consistent basis for comparison between periods. The non-GAAP financial measure in this press release excludes from the calculation of net loss the expense (or the income) associated with the change in fair value of the liability-classified warrants. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted average common shares outstanding.

Upcoming Investor Conferences

Catalyst’s CEO, Patrick J. McEnany and COO/CSO, Dr. Steven Miller, will present at the following upcoming investor conferences:

•	Piper Jaffray 26th Annual Healthcare Conference, December 2-3, 2014 at The Palace Hotel in New York City.

•	The Trout Group Annual 1x1 Management Access, January 12-15 in San Francisco, CA

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating diseases, including Lambert-Eaton Myasthenic Syndrome (LEMS), infantile spasms, and Tourette Syndrome. Catalyst’s lead candidate, Firdapse™ for the treatment of LEMS, is currently undergoing testing in a global, multi-center, pivotal Phase 3 trial and has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA). Firdapse™ is the first and only European approved drug for symptomatic treatment in adults with LEMS.

Catalyst is also developing a potentially safer and more potent vigabatrin analog (designated CPP-115) to treat infantile spasms, and epilepsy, as well as other neurological conditions associated with reduced GABAergic signaling, like post-traumatic stress disorder and Tourette Syndrome. CPP-115 has been granted U.S. orphan drug designation for the treatment of infantile spasms by the FDA and has been granted E.U. orphan medicinal product designation for the treatment of West Syndrome by the European Commission.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including whether the receipt of breakthrough therapy designation for Firdapse™ will expedite the development and review of Firdapse™ by the FDA or the likelihood that the product will be found to be safe and effective, whether an NDA for Firdapse™ will ever be accepted for filing by the FDA, the timing of any such NDA filing or acceptance, whether Catalyst will be the first company to receive approval for amifampridine (3,4-DAP), giving it 7-year marketing exclusivity for its product, whether any of Catalyst’s product candidates will ever be approved for commercialization or successfully commercialized, and those other factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2013 and its other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Investor Contact	Company Contact
Brian Korb	Patrick J. McEnany
The Trout Group LLC	Catalyst Pharmaceuticals
(646) 378-2923	Chief Executive Officer
bkorb@troutgroup.com	(305) 529-2522
pmcenany@catalystpharma.com

Media Contacts

David Schull

Matt Middleman, M.D.

Russo Partners

(212) 845-4271

(212) 845-4272

david.schull@russopartnersllc.com

matt.middleman@russopartnersllc.com

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CATALYST PHARMACEUTICAL PARTNERS, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Operating costs and expenses:
Research and development	$2,885,892	$2,804,352	$7,733,533	$6,028,691
General and administrative	1,223,137	441,424	2,874,034	1,576,044

Total operating costs and expenses	4,109,029	3,245,776	10,607,567	7,604,735

Loss from operations	(4,109,029)	(3,245,776)	(10,607,567)	(7,604,735)

Interest income	5,924	10,318	54,428	25,311
Change in fair value of warrants liability	(906,787)	(2,676,601)	(1,465,892)	(3,220,514)

Loss before income taxes	(5,009,892)	(5,912,059)	(12,019,031)	(10,799,938)
Provision for income taxes	—	—	—	—
Net loss	$(5,009,892)	$(5,912,059)	$(12,019,031)	$(10,799,938)

Net loss per share – basic and diluted	$(0.07)	$(0.13)	$(0.19)	$(0.25)

Weighted average shares outstanding – basic and diluted	67,169,383	44,686,310	62,539,571	42,529,432

CATALYST PHARMACEUTICAL PARTNERS, INC.

CONDENSED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,263,677	$2,215,958
Certificates of deposit	3,714,634	4,011,576
Short-term investments	26,468,664	17,483,062
Prepaid expenses and other current assets	4,317,358	1,609,442

Total current assets	45,764,333	25,320,038
Property and equipment, net	71,280	40,628
Deposits	8,888	8,888

Total assets	$45,844,501	$25,369,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$524,795	$850,789
Accrued expenses and other liabilities	5,414,301	1,288,820

Total current liabilities	5,939,096	2,139,609
Accrued expenses and other liabilities, non-current	15,770	19,131
Warrants liability, at fair value	3,266,917	1,819,562

Total liabilities	9,221,783	3,978,302

Total stockholders’ equity	36,622,718	21,391,252

Total liabilities and stockholders’ equity	$45,844,501	$25,369,554